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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Hardinge Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARDINGE INC.

Notice of 2005 Annual Meeting and Proxy Statement

Dear Stockholder:

        The directors and officers of Hardinge Inc. are pleased to invite you to attend the 2005 Annual Meeting of our stockholders, which will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 3, 2005, at 9:00 A.M.

        At the meeting, we will (i) elect two Class II directors and (ii) vote on a proposal to ratify the appointment of Ernst & Young LLP as Hardinge's independent public accountants, each as described in the formal notice of the meeting and Proxy Statement appearing on the following pages. We also will report on the progress of Hardinge and comment on matters of current interest. Stockholders will have an opportunity to comment or ask questions.

        Your vote is important. Whether or not you expect to attend the meeting and regardless of the number of shares you own, please be sure to fill in, sign and return the enclosed proxy. A prompt return of your proxy will be appreciated.

                      Sincerely,

                      J. Patrick Ervin
                      Chairman of the Board, Chief
                      Executive Officer and President

                      Corporate Headquarters-One Hardinge Drive, Elmira, NY 14902-1507

HARDINGE INC.

One Hardinge Drive, Elmira, NY 14902

To the Stockholders of
Hardinge Inc.

        NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of the Stockholders of HARDINGE INC. will be held at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 3, 2005, at 9:00 A.M., for the following purposes:

  (1)
  To elect to the Board of Directors two Class II directors;

  (2)
  To consider ratification of the appointment of Ernst & Young LLP as Hardinge's independent public accountants for the fiscal year ending December 31, 2005; and

  (3)
  To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

        The close of business on March 11, 2005 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors,

                      J. PHILIP HUNTER
                      Secretary

Dated: April 1, 2005
Elmira, New York

2005 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
ACTION TO BE TAKEN UNDER THE PROXY	1
PROPOSAL NO. 1—NOMINEES FOR ELECTION AS DIRECTORS	2
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4
Security Ownership of Certain Beneficial Owners	4
Security Ownership of Management	5
Section 16(a) Beneficial Ownership Reporting Compliance	6
Equity Compensation Plan Information	6
COMPENSATION OF EXECUTIVE OFFICERS	7
Report of the Compensation Committee on Executive Compensation	7
Summary Compensation Table	9
Option Grants in Last Year	10
Stock Price Performance Graph	10
Pension Plan	11
Employment Agreements	11
INDEPENDENCE AND COMPENSATION OF DIRECTORS AND COMMITTEE FUNCTIONS AND MEETINGS	11
Board of Directors	11
Audit Committee	12
Nominating and Governance Committee	12
Compensation Committee	14
Investment Committee	14
Executive Sessions	14
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	14
PROPOSAL NO. 2—PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS	15
STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING	17
DIRECTOR COMMUNICATIONS	17
OTHER MATTERS	17

HARDINGE INC.

One Hardinge Drive, Elmira, NY 14902

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Hardinge Inc. (the "Company") to be held on Tuesday, May 3, 2005 at 9:00 A.M., at the Company's corporate headquarters, One Hardinge Drive, Elmira, New York. This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about April 1, 2005. A stockholder granting a proxy has the right to revoke it by filing with the Secretary of the Company prior to the time such proxy is voted a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by otherwise notifying the Secretary of the Company in writing of such stockholder's intention to revoke such proxy prior to the time such proxy is voted.

        If the enclosed proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the directors. Abstentions are voted neither "for" nor "against," but are counted in the determination of a quorum. If you wish to give your proxy to someone other than those individuals designated on the enclosed proxy card, all three names appearing on the proxy card must be crossed out and the name of another person or persons inserted. The signed card must be presented at the meeting by the person or persons representing you.

        As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

        Shares allocated to the accounts of participants in the Hardinge Inc. Retirement Plan may be voted through separate participant direction cards that have been mailed to participants in the Plan along with this Proxy Statement. If a participant also owns shares outside this Plan, the participant must return both the proxy card and the participant direction card. The trustee of this Plan will vote the number of shares allocated to a participant's account or accounts under such Plan in accordance with the directions on the participant direction card. Shares for which the trustee receives no instructions will be voted by the trustee in the same proportion as shares for which voting instructions have been received.

        Only stockholders of record at the close of business on March 11, 2005 are entitled to receive notice of and to vote at the Annual Meeting. As of March 11, 2005, there were 8,833,146 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of Common Stock present in person or by proxy and entitled to vote on such election. Any other matter requires the affirmative vote of a majority of the votes cast at the meeting, except as otherwise provided in the Certificate or By-laws. Only shares affirmatively voted in favor of a nominee will be counted toward the achievement of a plurality. Votes withheld (including broker non-votes) and abstentions are counted as present for the purpose of determining a quorum but are not counted as votes cast.

ACTION TO BE TAKEN UNDER THE PROXY

        It is proposed that at the Annual Meeting action will be taken on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders and described in this Proxy Statement. The Board of Directors does not know of any other business to be brought before the Annual Meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxies granted in the form of the enclosed proxy card in accordance with the judgment of the person or persons acting thereunder; and should any herein-named nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is intended that the persons acting under such proxies will vote for the election, in the stead of such nominee, such other person as the Board of Directors may recommend.

PROPOSAL NO. 1:

NOMINEES FOR ELECTION AS DIRECTORS

        The Company's Board of Directors is divided into three classes. Nominees Daniel J. Burke and J. Philip Hunter are Class II directors, and if elected at the Annual Meeting, Messrs. Burke and Hunter will serve a term of three years expiring at the 2008 Annual Meeting, or when their respective successors have been duly elected and qualified. Albert W. Moore, long-time Hardinge director, is retiring effective at the Annual Meeting after serving as a valued Board member since 1998.

        The following table sets forth with respect to each nominee for director and each director continuing in office such person's length of service as a director, age, principal occupation during the past five years, other positions such person holds with the Company, if any, and any other directorships such person holds in companies with securities registered pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

Name and Age	Principal Occupations During Past 5 Years; Other Positions Held with the Company; Other Directorships of Publicly Traded Companies	Length of Service as Director and Expiration of Term
Nominees for Class II Directors:
Daniel J. Burke (Age 64)	President and Chief Executive Officer, Swift Glass Co., Inc., a fabricator of glass component parts; Chairman of the Company's Nominating and Governance Committee and member of the Audit and Investment Committees.	Since 1998 Expires 2005
J. Philip Hunter (Age 62)	Partner, Sayles & Evans, a law firm; Secretary of the Company; Member of the Company's Investment Committee.	Since 1992 Expires 2005
Continuing in Service:
Class I Directors:
J. Patrick Ervin (Age 47)	Chief Executive Officer of the Company since May 1, 2001, Chairman of the Board since January 1, 2003 and President since April 2000; formerly Chief Operating Officer, Executive Vice President—Operations, and Senior Vice President—Manufacturing, Engineering and Marketing.	Since 2001 Expires 2007
Mitchell I. Quain (Age 53)	Chairman of Register.com, Inc., an internet services provider, since 2002; Vice Chairman of ABN AMRO from which he retired in November 2001, having been with predecessor companies since 1997; Currently Director, Magnetek, Inc., Strategic Distribution, Inc., and Titan International, Inc.; Member of the Company's Compensation and Investment Committees.	Since 2004 Expires 2007

Kyle H. Seymour (Age 44)	Chairman, President and Chief Executive Officer, Xtek, Inc., since February 2002; Senior Vice President, UNOVA Corporation from May 2000 to February 2002; President, Cincinnati Machine Division of UNOVA Corporation from October 1998 to May 2000; Member of the Company's Audit and Compensation Committees.	Since 2004 Expires 2007
Class III Directors:
Douglas A. Greenlee (Age 57)	Owner, Harpers Ferry Wood Products; Vice President of the Company from 1993-April, 1999; Chairman of the Company's Investment Committee and member of the Nominating and Governance Committee.	Since 1979 Expires 2006
John J. Perrotti (Age 44)	President and Chief Operating Officer of Gleason Corporation since January 2005; Executive Vice President and Chief Financial Officer from March 2002 to December 2004; prior thereto Vice President—Finance and Treasurer; Chairman of the Company's Audit Committee and member of the Investment Committee.	Since 2003 Expires 2006
Richard L. Simons (Age 49)	Executive Vice President and Chief Financial Officer of the Company since April 2000; formerly Senior Vice President and Chief Financial Officer; Member of the Company's Investment Committee.	Since 2001 Expires 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The only persons who, to the knowledge of the management of the Company, owned beneficially on December 31, 2004 more than 5% of the Common Stock of the Company are set forth below. Unless otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership	%
Franklin Advisory Services, LLC One Parker Plaza, Sixteenth Floor Fort Lee, NJ 07024	925,600	10.48%
FMR Corp. 82 Devonshire Street Boston, MA 02109	849,787	9.62%
Chemung Canal Trust Company(1) One Chemung Canal Plaza Elmira, NY 14901	681,599	7.72%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	559,700	6.34%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	553,475	6.27%
Hardinge Inc. Retirement Plan(2) c/o State Street Bank and Trust Company, Trustee 225 Franklin Street Boston, MA 02110	471,945	5.35%

(1)
Chemung Canal Trust Company ("CCTC") held 681,599 shares of Common Stock for various parties in personal trusts, agency and custodial accounts, pension accounts, estates and guardianships, with respect to which shares CCTC had sole voting power as to 623,834 shares, shared voting power with respect to 57,765 shares, sole investment power with respect to 501,096 shares and shared investment power with respect to 57,765 shares.

(2)
Includes all shares of Common Stock held by State Street Bank and Trust Company as the Trustee of the Hardinge Inc. Retirement Plan. The participants in said Plan may instruct the Trustee as to the voting of such shares. If no instructions are received, the Trustee votes the shares in the same proportion as it votes all of the shares for which instructions are received. The Trustee has the power to dispose of said shares, except that it is required in the event of a tender offer to act in accordance with instructions received from Plan participants.

SECURITY OWNERSHIP OF MANAGEMENT

        Set forth below is the number of shares of Common Stock of the Company beneficially owned on December 31, 2004 by the directors and nominees for directors, by the Named Executive Officers employed on December 31, 2004 and listed in the Summary Compensation Table, and by all directors and Executive Officers of the Company as a group. Unless otherwise indicated, each of the persons named below, and directors and officers as a group, has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Shares Owned and Nature of Beneficial Ownership(1)%
Daniel J. Burke(2)	12,540	*
Joseph T. Colvin(3)	38,922	*
J. Patrick Ervin	88,311	*
Douglas A. Greenlee	10,135	*
J. Philip Hunter	23,798	*
Albert W. Moore	9,120	*
John J. Perrotti	2,040	*
Mitchell I. Quain	2,043	*
Douglas G. Rich	29,666	*
Kyle H. Seymour	2,043	*
Richard L. Simons	84,325	*
Douglas C. Tifft	75,790	*
All Executive Officers and Directors as a Group (12 persons including the above)	378,733	4.29%

* Less than one percent of the Company's outstanding shares of Common Stock.

(1)
Includes shares which may be purchased pursuant to stock options held by directors and executive officers that were exercisable within 60 days of December 31, 2004. Mr. Hunter held 6,750, Mr. Moore 5,250, Mr. Burke 4,500, Mr. Greenlee 3,750, Mr. Ervin 17,333, Mr. Simons 11,333, Mr. Rich 6,666, Mr. Colvin 6,666, Mr. Tifft 6,666, and Messrs. Perrotti, Quain and Seymour each held 750 of such options to purchase shares of Common Stock. Also includes all shares held by the Trustee of the Hardinge Inc. Retirement Plan allocated to members of the group who have sole voting power with respect to said shares. The Trustee holds for the benefit of Messrs. Colvin, Ervin, Rich, Simons and Tifft and all Executive Officers as a group 2,124, 1,372, 0, 2,965, and 1,334 shares, respectively. Also includes shares subject to forfeiture and restrictions on transfer granted pursuant to the Company's 1996 and 2002 Incentive Stock Plans.

(2)
Includes 150 shares held by Mr. Burke's spouse, as to which Mr. Burke disclaims beneficial ownership.

(3)
Includes 2,190 shares held by Mr. Colvin's spouse, as to which shares Mr. Colvin disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Certain officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and its representatives and certain representations that no other reports were required, all persons subject to these reporting requirements filed the required reports on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information about the Company's equity compensation plans, the Hardinge Inc. 1996 and 2002 Incentive Stock Plans, as of December 31, 2004. All outstanding awards relate to Hardinge Inc.'s Common Stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders	235,918	$13.03	281,250	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	235,918	$13.03	281,250

(1)
In addition to stock options, warrants and rights, the Hardinge Inc. 2002 Incentive Stock Plan provides for the award of restricted stock. Awards of restricted stock reduce the shares available for stock option grants. As of December 31, 2004, 82,000 restricted stock grants had been awarded under the 2002 plan.

COMPENSATION OF EXECUTIVE OFFICERS

Report of the Compensation Committee on Executive Compensation:

        The Company's compensation policies applicable to executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors, all of which Committee members are non-employee directors who meet all applicable independence standards. The compensation policies are designed to attract, motivate and retain qualified individuals required to manage the Company to meet its short- and long-term objectives and thereby increase stockholder value. Significant emphasis is also placed on encouraging executive officers to build their holdings of the Company's stock to align their goals with those of the stockholders. The Company's program on executive compensation consists of three primary components—base salary, annual incentive bonuses, and long-term incentives under incentive stock plans. The Committee recommends to the non-management Directors the salaries and incentive bonuses of executive officers with final determinations made by said Directors meeting in Executive Session. The Committee also administers the incentive stock plans. The Committee considers total individual performance and the overall financial and other significant conditions of the Company in making its compensation recommendations. Each of the three components of executive compensation is reviewed for competitiveness and reasonableness in relation to a group of companies the Committee deems comparable.

        The Committee has sole authority to retain, at the Company's expense, and terminate any compensation consultant. During 2004 the Committee utilized the services of the Burke Group to assist it in performing its duties.

Base Salary:

        For reasons unrelated to personal performance but instead to the downturn in the machine tool business and the Company's resulting financial performance, the sole salary adjustment was a July 2004 reinstatement of the amount attributable to the ten percent reduction in base salary for all officers implemented in October 2001.

Incentive Bonuses:

        The Committee administers the Company's incentive cash bonus program which provides flexibility to the Committee from year to year to meet the ever-changing business environment, provides competitive profit-focused cash incentives for the corporate officers and allows the Chief Executive Officer to establish specific individual objectives for all officers other than himself, the achievement of which is rewarded by year-end cash bonuses if the Company is sufficiently profitable. Although the Committee was pleased with the performance of the executive officers, no bonuses were granted during 2004 to any of the Named Executive Officers nor any other executive officers.

Incentive Stock Plans:

        Under the 1996 and 2002 Incentive Stock Plans (the "Plans") shares of Common Stock have been set aside for grants to key employees of restricted stock and stock options. Under the Plans, restricted stock grants and stock options can be selected by the Committee for award to key executives with a view to increasing executive ownership of Company stock to encourage their focus on long-term corporate results and to link a substantial portion of executive pay and financial incentive to increases in stockholder value. Individual restricted stock and stock option awards are based upon an executive's responsibilities and role in increasing stockholder value and the Committee's evaluation of individual performance based upon qualitative and quantitative measurements, together with the Company's financial performance. No consideration is given to the number of shares currently directly or indirectly owned. Restrictions on restricted shares awarded lapse upon passage of time as established by the Committee on the date of the award, if said shares are not earlier forfeited. For the year 2004, considering corporate profitability, the effect of the retention bonus program, and other factors, the Committee determined to make no restricted stock or stock option grants.

Retention Bonuses:

        Due to the severe machine tool recession, in October 2001 executive officer salaries were reduced by 10%, and other than one promotional increase, there were no base salary increases thereafter through the end of 2003. No cash bonuses were paid during the years 2001–2004, the Company's significant reduction in dividends from an annual rate of $.56 to $.02–.03 per share further impacted the executives' total compensation package, and finally, the Company's traditional restricted stock awards were isolated and modest. In light of the prospect of improving business conditions, the Committee did determine in January 2004 to implement an executive retention bonus program to help alleviate their concerns in the Company's ability to retain its key executives. All of said bonuses are payable semi-annually during the next three years and are subject to forfeiture if the executive is not employed on the respective payment dates.

Compensation of Chief Executive Officer:

        The compensation of Mr. Ervin was determined in accordance with the compensation principles and plans discussed in this report. In setting the compensation for the Chief Executive Officer, the Committee considers the total level of compensation resulting from both short-term and long-term compensation elements. Taking into account corporate profitability and not personal performance, which the Committee deems excellent, Mr. Ervin's base salary was increased in July 2004 by reinstatement of the amount attributable to the ten percent reduction in base salary in October 2001. Pursuant to the terms of the executive retention bonus program explained above, Mr. Ervin did receive a $125,000 retention bonus in 2004. There were no restricted stock awards or stock options granted to Mr. Ervin during the year.

Compensation Deductibility:

        During 2004 the Compensation Committee had not yet developed a policy in order to qualify any compensation to the five highest-paid executive officers in excess of $1 Million per year for federal tax deductibility pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee intends to balance the interests of the Company in maintaining flexible incentive plans and the manner and extent to which the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction if and when taxable compensation for any of the five highest-paid executive officers exceeds $1 Million per year.

Compensation Committee Interlocks and Insider Participation:

        In 2004, only independent directors served on the Compensation Committee. No inside directors serve on this Committee. No member of the Committee had any relationship with Hardinge requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of Hardinge served on any board of directors or compensation committee of any other company for which any Hardinge directors served as an executive officer at any time during 2004.

Albert W. Moore, Chair	Mitchell I. Quain	Kyle H. Seymour

EXECUTIVE COMPENSATION

Summary Compensation Table:

        The following table sets forth information with respect to compensation paid by the Company for periods during the last three years to the Chief Executive Officer and the four other most highly compensated executive officers as measured by salary and bonus (the "Named Executive Officers").

Long Term Compensation
				Awards		Payouts
Annual Compensation(1)
Name and Principal Position				Restricted Stock Awards(2)	Securities Underlying Options (#)	Retention Payouts	All Other Compensation(3)
	Year	Salary	Bonus
J. Patrick Ervin Chairman of the Board, Chief Executive Officer and President	2004 2003 2002	$218,500 207,000 207,000	$-0- -0- -0-	$-0- 144,540 -0-	-0- -0- 26,000	$125,000 -0- -0-	$-0- -0- 1,108
Richard L. Simons Executive Vice President and Chief Financial Officer	2004 2003 2002	$152,000 144,000 144,000	$-0- -0- -0-	$-0- 96,360 -0-	-0- -0- 17,000	$80,000 -0- -0-	$-0- -0- 901
Douglas G. Rich Vice President—General Manager—U.S. Machine Division	2004 2003 2002	$140,000 141,250 130,000	$-0- -0- -0-	$-0- 100,955 46,600	-0- -0- 10,000	$70,000 -0- -0-	$-0- -0- -0-
Joseph T. Colvin Vice President—General Manager—Workholding Operations	2004 2003 2002	$128,250 121,500 121,500	$-0- -0- -0-	$-0- 56,210 -0-	-0- -0- 10,000	$55,000 -0- -0-	$-0- -0- 762
Douglas C. Tifft Senior Vice President— Administration	2004 2003 2002	$118,750 112,500 112,500	$-0- -0- -0-	$-0- 40,150 -0-	-0- -0- 10,000	$32,500 -0- -0-	$-0- -0- 704

(1)
Any perquisites or other personal benefits received from the Company by any of the Named Executive Officers were substantially less than the reporting thresholds for "other annual compensation" established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(2)
Reflects grants made in each of the respective years. As of December 31, 2004, Messrs. Ervin, Simons, Rich, Colvin and Tifft held 39,000, 32,500, 23,000, 20,750 and 23,500, respectively, restricted shares of Common Stock having an aggregate value on that date of $519,090, $432,575, $306,130, $276,183 and $312,785, respectively, based upon the closing price of the Company's Common Stock on NASDAQ on December 31, 2004. The restrictions on these shares lapse on a scheduled time basis, or earlier, upon death and other conditions as provided in restricted stock agreements with said persons. The officers are entitled to vote said shares and to receive any and all dividends paid on the stock. No restricted stock shares will unconditionally vest, in whole or in part, in under three years from the date of the grant. Upon a change in control, all conditions and restrictions on all restricted stock will lapse in their entirety in the event of a termination of the employee's employment with the Company or a subsidiary within four years following a change of control as defined in the agreements entered into pursuant to the Plans.

(3)
Represents Company contributions to the Hardinge Inc. Retirement Plan for each Named Executive Officer.

        The following table shows information about options exercised in 2004 and options held at the end of 2004 for each of the Named Executive Officers in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Year-End		Value of Unexercised In-the-Money Options at Year-End
	Shares Acquired On Exercise (#)
Name		Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Patrick Ervin	—	—	17,333	8,667	$50,160	$25,080
Richard L. Simons	—	—	11,333	5,667	$33,292	$16,649
Douglas G. Rich	—	—	6,666	3,334	$20,532	$10,269
Joseph T. Colvin	—	—	6,666	3,334	$20,532	$10,269
Douglas C. Tifft	—	—	6,666	3,334	$17,303	$8,657

        All options shown above, when exercisable, entitle the holder to purchase shares of Hardinge Inc. Common Stock.

Performance Graph:

        The graph below compares the five-year cumulative total return for Hardinge Inc. Common Stock with the comparable returns for the NASDAQ National Market Composite Index and a group of three peer issuers selected for their presence in the machine tool industry. Said peer group includes Genesis Worldwide, Inc. (ceased public trading 3/29/00), Hurco Companies Inc., and Milacron, Inc. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1999. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.

COMPARATIVE FIVE-YEAR TOTAL RETURNS

Hardinge Inc., NASDAQ Composite, Peer Group
(Performance Results from 12/31/1999 through 12/31/2004)

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Hardinge Inc.	$100	$115	$80	$70	$98	$113
NASDAQ-Composite	$100	$60	$48	$33	$49	$54
Peer Group	$100	$107	$106	$41	$33	$40

Pension Plan:

        The Company maintains a non-contributory defined benefit Pension Plan for all employees. Normal retirement is at age 65; however, retirement before age 65 can be selected under certain conditions. Annual pensions are computed on the basis of adjusted career average compensation, excluding bonuses. The adjusted career average compensation formula is the sum of (a) for service prior to December 1, 1993, 1.25% of the annual compensation rate as of December 1, 1993, times the number of years of service prior to December 1, 1993, plus (b) 1.5% of the annual compensation on or after December 1, 1993. Pension amounts are not subject to reductions for Social Security benefits or offset amounts but are subject to federal law limitations on pensions payable under tax qualified plans.

        If the Named Executive Officers remain continuously employed at current compensation levels until retirement at the normal retirement age of 65, the estimated annual pension amounts payable under the Pension Plan for Messrs. Ervin, Simons, Rich, Colvin and Tifft would be $93,757, $79,603, $59,413, $28,086 and $67,185, respectively. Pensions described are straight-life annuity amounts not reduced by joint and survivorship provisions which are available to all retirees through reductions in pensions otherwise payable.

Employment Agreements:

        The Company has entered into written employment contracts with Messrs. Ervin, Simons, Rich, Colvin and Tifft (the "officers"). The term of each employment agreement is two years, with automatic, successive one-year extensions unless either party provides the other with 60 days' prior notice of termination. In the case of a change of control (as such term is defined in the employment agreements), the term of each officer's employment agreement will be automatically extended for a period of two years following the date of the change of control. Officers' bonuses shall be determined in accordance with an annual bonus policy.

        If an officer is terminated without cause, or resigns for good reason (as such term is defined in the employment agreements), such officer will be entitled to continued payment of his base salary for the greater of six months or the remainder of the current term. If an officer is terminated without cause or resigns for good reason (as such term is defined in the employment agreements) on or after a change of control, or resigns for any reason at any time six months or more following a change of control, such officer will be entitled (i) to receive a lump sum cash payment equal to one and one-half times the sum of his base salary in effect immediately prior to his termination or resignation (or as in effect immediately prior to the change of control, if higher) and his average annual bonus for the three years preceding the change of control, and (ii) to participate, at the Company's expense, in the Company's welfare benefit plans for a period of three years following his resignation or termination. Such lump sum cash payments shall be subject to reduction to the extent necessary to prevent any amounts or benefits due from being deemed "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code.

INDEPENDENCE AND COMPENSATION OF DIRECTORS
AND COMMITTEE FUNCTIONS AND MEETINGS

Board of Directors:

        The Board of Directors has determined that Messrs. Burke, Greenlee, Moore, Perrotti, Quain, and Seymour meet the criteria for independence as required by the listing standards of the NASDAQ Stock Market ("NASDAQ") and other applicable laws and that none of said persons have any relationship with the Company that would impair their independence as so defined.

        All members of the Board attended at least 75% of the aggregate number of Board meetings and meetings of committees of which they are members held during 2004. It is the policy of the Company that all Board members and Board nominees attend the Annual Meeting unless unavoidable circumstances, business or personal, arise. All Board members and 2004 nominees attended the 2004 Annual Meeting.

        During 2004, the members of the Board who are not full-time employees of the Company were paid a quarterly fee of $500 and were paid $700 for each Board and Committee meeting attended. In addition, each director received 1,290 shares of Common Stock, or the fair market value cash equivalent thereof if elected by the director, and pursuant to the Company's 2002 Incentive Stock Plan, an option to purchase 750 shares of Common Stock effective on the date of the Company's Annual Meeting at its then fair market value.

        The Board of Directors held seven scheduled meetings during the year ended December 31, 2004. The Board has standing Audit, Nominating and Governance, Compensation, and Investment Committees.

Audit Committee:

        The Chair of the Audit Committee is Mr. Perrotti. Other members are Messrs. Burke and Seymour. All members have been determined to be independent under all applicable laws. Mr. Perrotti has been designated by the Board of Directors as the Audit Committee's "financial expert" in accordance with applicable law, the Committee having determined that Mr. Perrotti meets all required qualifications therefor as that term is defined in Item 401(h) of Regulation S-K and independent for purposes of the NASDAQ Listing Standards. The functions of the Audit Committee are to recommend engagement of independent auditors, review the arrangement and scope of the audit, review the activities and consider any comments made by the independent auditors with respect to any weaknesses in internal controls and consideration given, or the corrective action taken, by management, and to perform all other functions, duties and responsibilities as described in the Hardinge Inc. Audit Committee Charter. The independent auditors regularly meet privately with this Committee and have unrestricted access to this Committee. A copy of the Audit Committee Charter is available at the Company's website (www.hardinge.com) under the heading "Investor Relations." During the year 2004, there were ten Audit Committee meetings.

Nominating and Governance Committee:

        The Chair of the Nominating and Governance Committee is Mr. Burke. Other members during 2004 were Messrs. Greenlee and Moore. The Committee held two meetings during 2004. A copy of the Nominating and Governance Committee Charter is available at the Company's website (www.hardinge.com) under the heading "Investor Relations." The Nominating and Governance Committee is expected to identify, evaluate and recommend nominees for the Board of Directors for purposes of each annual meeting of stockholders and evaluate the composition and organization of the Board of Directors and its committees.

        It is the policy of the Nominating and Governance Committee to consider both recommendations and nominations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to the Chairman of the Board, Hardinge Inc., One Hardinge Drive, Elmira, NY 14902, and must include: the candidate's name, age, business address and residence address, the candidate's principal occupation or employment, the number of shares of the Company which are beneficially owned by such candidate, a description of all arrangements or understandings between the stockholder making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the last three years, and any other information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A stockholder's recommendation to the Chairman of the Board must also set forth: the name and address, as they appear on the Company's books, of the stockholder making such recommendation, the class and number of shares of the Company which are beneficially owned by the stockholder and the date such shares were acquired by the stockholder, any material interest of the stockholder in such nomination, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal, and a statement from the recommending stockholder in support of the candidate, references for the candidate, and an indication of the candidate's willingness to serve, if elected.

        The Hardinge Inc. by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations, which are properly brought before an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than 120 calendar days prior to the date proxy statements were mailed to stockholders in connection with the previous year's annual meeting of stockholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder, to be timely, must be so received a reasonable time before the solicitation is made.

        Except as may be required by rules promulgated by NASDAQ, the SEC, or other applicable law, there are currently no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. During 2004, the Committee rejected no candidate recommended by a beneficial owner of more than 5% of the Company's stock.

        In identifying and evaluating the individuals that it recommends that the Board of Directors select as director nominees, the Nominating and Governance Committee utilizes the following process:

  •
  The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Committee determines, a search firm. During 2004, no third party fee was paid to assist in identifying or evaluating nominees.

  •
  The Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

  •
  The Committee considers the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. In evaluating the suitability of the candidates, the Committee considers many factors, including, among other things, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Committee evaluates such factors, among others, and considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole.

  •
  After such review and consideration, the Committee recommends that the Board of Directors select the slate of director nominees, either at a meeting of the Committee at which a quorum is present or by unanimous written consent of the Committee.

  •
  The Committee will endeavor to notify, or cause to be notified, all director candidates of its decision as to whether to nominate such individual for election to the Board of Directors.

        As of the date of this proxy statement, the members of the Nominating and Governance Committee are all independent for purposes of the listing standards of the NASDAQ Stock Market.

Compensation Committee:

        The Chair of the Compensation Committee is Mr. Moore. Other members of the Compensation Committee during 2004 included Messrs. Quain and Seymour. The Compensation Committee reviews and recommends to the Board salaries and bonuses of all officers and also administers the Company's 1996 and 2002 Incentive Stock Plans and grants stock options and restricted stock awards thereunder. There were six meetings of the Compensation Committee during 2004. A copy of the Compensation Committee Charter is available at the Company's website (www.hardinge.com) under the heading "Investor Relations."

        As of the date of this proxy statement, the members of the Compensation Committee are all independent for purposes of the listing standards of the NASDAQ Stock Market.

Investment Committee:

        The Chair of the Investment Committee is Mr. Greenlee. Other members include Messrs. Burke, Hunter, Perrotti, Quain and Simons. The Committee reviews the investments and performance of the Trustees of the Pension and Retirement Plans, fixes desirable goals and consults with the Trustees thereon. There were four meetings of the Committee during 2004.

Executive Sessions:

        Non-management Directors meet regularly in executive sessions without management. "Non-management" Directors are all those who are not Company officers and include Directors, if any, who are not "independent" by virtue of the existence of a material relationship with the Company. Except for Messrs. Ervin, Simons and Hunter, all of Hardinge's Directors are non-management Directors. Executive Sessions are led by a "Lead Director." An executive session is held in conjunction with at least two regularly scheduled Board meetings and other sessions may be called by the Lead Director in his or her own discretion or at the request of the Board. Mr. Burke has been designated as the Lead Director. There were two executive sessions held during 2004.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors of Hardinge Inc. is comprised of directors who are all "financially literate" and "independent" for purposes of the listing standards of the NASDAQ Stock Market ("NASDAQ") and other applicable laws and none of said persons have any relationship with the Company that would impair their independence as so defined. The Audit Committee operates under a written charter adopted by the Committee and the Board of Directors. A copy of the Audit Committee Charter is available at the Company's website (www.hardinge.com) under the heading "Investor Relations."

        The Audit Committee held ten meetings during 2004. The Committee met with management periodically during the year to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company's independent auditors and with appropriate Company financial personnel. The Audit Committee also discussed with the Company's senior management and independent auditors the process used for certifications by the Company's chief executive officer and chief financial officer which are required for certain of the Company's filings with the Securities and Exchange Commission.

        The Audit Committee met privately at its regular meetings with both the independent auditors and the Company's chief executive officer and chief financial officer, each of whom has unrestricted access to the Audit Committee.

        The Audit Committee appointed Ernst & Young LLP as the independent auditors for the Company after reviewing the firm's performance and independence from management and approved all of Ernst & Young LLP's fees in accordance with the terms of the Committee's Charter, all of which fees are detailed in the discussion of Proposal No. 2 herein.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls.

        The independent auditors audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

        The Audit Committee reviewed with management and Ernst & Young LLP the Company's audited financial statements and met separately with both management and Ernst & Young LLP to discuss and review those financial statements and reports prior to issuance. Management has represented, and Ernst & Young LLP has confirmed to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee received from and discussed with Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee implemented a procedure to monitor auditor independence, reviewed audit and non-audit services performed by Ernst & Young LLP and discussed with the auditors their independence.

        In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

John J. Perrotti, Chair Daniel J. Burke	Kyle H. Seymour

PROPOSAL NO. 2:

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors is seeking stockholder ratification of the appointment of Ernst & Young LLP as its independent auditors for 2005.

        The Audit Committee of the Board of Directors has reviewed and evaluated all criteria it considered relevant in assessing the performance of Ernst & Young LLP, such as the quality of its audit work, its knowledge of the industry and the Company's affairs, the availability of its professional advice on a timely basis and the reasonableness of its fees. Based upon such review and evaluation, the engagement of Ernst & Young LLP as independent auditors has been approved by the Board of Directors upon the recommendation of the Audit Committee. If stockholders do not ratify the appointment of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Audit Committee and the Board of Directors. Even if the appointment is ratified, the Audit Committee in its discretion may nevertheless recommend to the Board of Directors another firm of independent auditors at any time during the year if the Audit Committee determines such a change would be in the best interests of the stockholders and the Company.

        The following table summarizes fees billed to the Company by Ernst & Young LLP during 2004 and 2003:

	Worldwide Fees ($ in thousands)
Service
	2004	2003
Audit Fees
Consolidated Annual Audit	$282	$196
Statutory Audits	61	122
SEC Quarterly Filings	47	43
Accounting Research & Consultation	-0-	7
Sarbanes-Oxley Compliance	525	12

Total	$915	$380

Audit-Related Fees
Employee Benefit Plan Audits	$17	$38
Other	3	18

Total	$20	$56

Tax Fees
International Subsidiaries, Tax Return Preparation & Consultation	$23	$47
Federal, State, Local Tax Services and Filings for Pension & Employee Benefits	1	107

Total	$24	$154

Other Fees	$-0-	$-0-

Total	$959	$590

        Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was pre-approved by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission's rules. All subsequent adjustments to pre-approved fees were also approved by the Audit Committee. The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by Hardinge's independent auditor which is incorporated in the Committee's Charter. A copy of the Audit Committee Charter is available at the Company's website (www.hardinge.com) under the heading "Investor Relations."

        In making its recommendation to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2005, the Audit Committee has considered whether services other than audit and audit-related provided by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP.

        Ernst & Young LLP has audited the Company's financial statements annually since 1984. A representative of Ernst & Young LLP is expected to attend the Annual Meeting, and will have the opportunity to make a statement if such representative desires to do so and will be able to respond to appropriate questions from stockholders.

Vote Required

        The affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

STOCKHOLDER PROPOSALS

        Any stockholder proposal, including director nominations, intended to be presented at the 2006 Annual Meeting and included in the Company's Proxy Statement and Proxy relating to that meeting must be received by the Company at One Hardinge Drive, Elmira, NY 14902, Attention: The Secretary, not later than November 30, 2005. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

DIRECTOR COMMUNICATIONS

        Stockholders may communicate with directors by contacting the Chairman of the Board or Chief Financial Officer at (607) 734-2281 or in writing at our headquarters. With no screening, the Chairman of the Board or Chief Financial Officer will relay the question or message to the specific director identified by the stockholder or, if no specific director is requested, to a director selected by the Chairman of the Board or Chief Financial Officer. During 2004 there was no material action taken by the Board as a result of a non-director stockholder communication.

OTHER MATTERS

        The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, some of the directors, officers and regular employees of the Company may conduct additional solicitations by telephone and personal interviews without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock held of record and will reimburse such persons for any reasonable expense.

        The Company has purchased insurance from Illinois National Insurance Company providing for reimbursement of directors and officers of the Company and its subsidiary companies for costs and expenses incurred by them in actions brought against them in connection with their actions as directors or officers, including actions as fiduciaries under the Employee Retirement Income Security Act of 1974. The insurance coverage, which expired on January 27, 2005, and which was renewed for another year, costs $185,000 on an annual basis, which was paid by the Company.

        Financial statements for the Company and its consolidated subsidiaries are included in Hardinge Inc.'s Annual Report to stockholders for the year 2004 which was mailed to the stockholders on or about April 1, 2005.

        A COPY OF HARDINGE INC.'S 2004 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE WITHOUT CHARGE TO THOSE STOCKHOLDERS WHO WOULD LIKE MORE DETAILED INFORMATION CONCERNING HARDINGE. TO OBTAIN A COPY, PLEASE WRITE TO: RICHARD L. SIMONS, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, HARDINGE INC., ONE HARDINGE DRIVE, ELMIRA, NY 14902. THE 10-K IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE (www.hardinge.com).

BY ORDER OF THE BOARD OF DIRECTORS,

J PHILIP HUNTER Secretary

        Dated: April 1, 2005

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

    Election of Directors

1.          The Board of Directors recommends a vote FOR the listed nominees.

Class II Directors

	For	Withhold
01 - Daniel J. Burke	☐	☐

02 - J. Philip Hunter	☐	☐

    Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent auditors for 2005.	☐	☐	☐

   Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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1 U P X	HHH	P P P P	0053111

Proxy - Hardinge Inc.

Proxy Solicited by Board of Directors of Hardinge Inc. for the Annual Meeting

May 3, 2005

The undersigned hereby constitutes and appoints J. Patrick Ervin, Douglas A. Greenlee and John J. Perrotti, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the “Company”) to be held at the Company’s corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 3, 2005 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your proxy cannot be voted unless you sign, date and return this card.

This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR the listed nominees and proposal 2.

PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE. IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card Card - Retirement Plan

    Election of Directors

1.          The Board of Directors recommends a vote FOR the listed nominees.

Class II Directors

	For	Withhold
01 - Daniel J. Burke	☐	☐

02 - J. Philip Hunter	☐	☐

    Issues

The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent auditors for 2005.	☐	☐	☐

    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

1 U P X	HHH	P P P P	0053112

Proxy - Hardinge Inc.

Proxy Solicited by Board of Directors of Hardinge Inc. for the Annual Meeting

May 3, 2005

Hardinge Inc. Retirement Plan

The undersigned hereby constitutes and appoints State Street Bank and Trust Company, as Trustee under the Hardinge Inc. Retirement Plan, his or her true and lawful agents and proxies with full power of  substitution for all shares of Common Stock the undersigned has the power to direct the vote under said Plan, to represent the undersigned at the Annual Meeting of Stockholders of Hardinge Inc. (the “Company”) to be held at the Company’s corporate headquarters, One Hardinge Drive, Elmira, New York, on Tuesday, May 3, 2005 at 9:00 a.m., local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess, if then and there personally present, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

The undersigned hereby directs State Street Bank and Trust Company as Trustee of the Plan to vote all shares of Common Stock in the undersigned’s accounts under said Plan in accordance with the instructions given herein. Pursuant to the terms of the Plan, the Trustee of the Plan will vote all shares of Common Stock held in the undersigned’s name for which voting instructions have not been received prior to April 29, 2005 in the same proportion as those Plan shares for which it has received instructions.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.

This proxy when properly executed will be voted in the manner directed herein and will be voted in the discretion of the Plan Trustee upon such other matters as may properly come before the Annual Meeting. If no direction is made, this proxy will be voted FOR the listed nominees and proposal 2.

PLEASE DATE, SIGN, AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE. IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ABOVE.

QuickLinks

HARDINGE INC.
2005 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT TABLE OF CONTENTS
HARDINGE INC. One Hardinge Drive, Elmira, NY 14902
ACTION TO BE TAKEN UNDER THE PROXY
NOMINEES FOR ELECTION AS DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
COMPARATIVE FIVE-YEAR TOTAL RETURNS Hardinge Inc., NASDAQ Composite, Peer Group (Performance Results from 12/31/1999 through 12/31/2004)
INDEPENDENCE AND COMPENSATION OF DIRECTORS AND COMMITTEE FUNCTIONS AND MEETINGS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
DIRECTOR COMMUNICATIONS
OTHER MATTERS